                                                                     Exhibit 1.2

                             SCHEDULE "B" - By-Laws

                   IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

                                TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS AND INTERPRETATION ...............................   1-1

   1.01     Definitions ..................................................   1-1
   1.02     Interpretation ...............................................   1-3
   1.03     Headings and Table of Contents                                   1-3

ARTICLE TWO GENERAL ......................................................   2-1

   2.01     Registered Office ............................................   2-1
   2.02     Corporate Seal ...............................................   2-1
   2.03     Financial Year ...............................................   2-1
   2.04     Execution of Documents .......................................   2-1
   2.05     Resolutions in Writing .......................................   2-2
   2.06     Divisions ....................................................   2-2

ARTICLE THREE DIRECTORS ..................................................   3-1

   3.01     General ......................................................   3-1
   3.02     Qualification ................................................   3-1
   3.03     Election .....................................................   3-1
   3.04     Fixing Number of Directors ...................................   3-1
   3.05     Term of Office ...............................................   3-1
   3.06     Ceasing to Hold Office .......................................   3-2
   3.07     Resignation of a Director ....................................   3-2
   3.08     Removal ......................................................   3-2
   3.09     Vacancies ....................................................   3-2
   3.10     Remuneration .................................................   3-3
   3.11     Power to Borrow ..............................................   3-3
   3.12     Delegation of Power to Borrow ................................   3-3

ARTICLE FOUR COMMITTEES ..................................................   4-1

   4.01     Appointment ..................................................   4-1
   4.02     Canadian Membership ..........................................   4-1
   4.03     Provisions Applicable ........................................   4-1

ARTICLE FIVE MEETINGS OF DIRECTORS .......................................   5-1

   5.01     Place of Meetings ............................................   5-1
   5.02     Calling of Meetings ..........................................   5-1
   5.03     Notice of Meetings ...........................................   5-1
   5.04     Regular Meetings .............................................   5-1
   5.05     First Meeting of New Board ...................................   5-1

   5.06     Participation by Telephone ...................................   5-2
   5.07     Chairman .....................................................   5-2
   5.08     Quorum .......................................................   5-2
   5.09     Voting .......................................................   5-2
   5.10     Auditor ......................................................   5-2

ARTICLE SIX STANDARD OF CARE OF DIRECTORS AND OFFICERS ...................   6-1

   6.01     Standard of Care .............................................   6-1
   6.02     Liability for Acts of Others .................................   6-1

ARTICLE SEVEN FOR THE PROTECTION OF DIRECTORS AND OFFICERS ...............   7-1

   7.01     Indemnification by Corporation ...............................   7-1
   7.02     Insurance ....................................................   7-1
   7.03     Directors' Expenses ..........................................   7-2
   7.04     Performance of Services for Corporation ......................   7-2

ARTICLE EIGHT INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS ............   8-1

   8.01     Disclosure of Interest .......................................   8-1
   8.02     Time of Disclosure by Director ...............................   8-1
   8.03     Time of Disclosure by Officer ................................   8-1
   8.04     Time of Disclosure in Extraordinary Cases ....................   8-2
   8.05     Voting by Interested Director ................................   8-2
   8.06     Nature of Disclosure .........................................   8-2
   8.07     Effect of Disclosure .........................................   8-2
   8.08     Confirmation by Shareholders .................................   8-3

ARTICLE NINE OFFICERS ....................................................   9-1

   9.01     Officers .....................................................   9-1
   9.02     Appointment of President, Chairman of the Board and Secretary.   9-1
   9.03     Remuneration and Removal of Officers .........................   9-1
   9.04     Duties of Officers may be Delegated ..........................   9-1
   9.05     Chairman of the Board ........................................   9-1
   9.06     President ....................................................   9-1
   9.07     General Manager ..............................................   9-2
   9.08     Vice-President ...............................................   9-2
   9.09     Secretary ....................................................   9-2
   9.10     Treasurer ....................................................   9-2
   9.11     Assistant Secretary and Assistant Treasurer ..................   9-2
   9.12     Delegation of Board Powers ...................................   9-3
   9.13     Vacancies ....................................................   9-3
   9.14     Variation of Powers and Duties ...............................   9-3
   9.15     Chief Executive Officer ......................................   9-3

ARTICLE TEN MEETINGS OF SHAREHOLDERS .....................................  10-1

  10.01     Calling of Meetings ..........................................  10-1
  10.02     Annual Meeting ...............................................  10-1
  10.03     Special Meeting ..............................................  10-1
  10.04     Place of Meetings ............................................  10-1
  10.05     Notice .......................................................  10-1
  10.06     Contents of Notice ...........................................  10-1
  10.07     Waiver of Notice .............................................  10-2
  10.08     Notice of Adjourned Meetings .................................  10-2
  10.09     Record Date for Notice .......................................  10-2
  10.10     Omission of Notice ...........................................  10-2
  10.11     List of Shareholders .........................................  10-3
  10.12     Shareholders Entitled to Vote ................................  10-3
  10.13     Persons Entitled to be Present ...............................  10-4
  10.14     Proxies ......................................................  10-4
  10.15     Revocation of Proxies ........................................  10-4
  10.16     Deposit of Proxies ...........................................  10-5
  10.17     Joint Shareholders ...........................................  10-5
  10.18     Chairman and Secretary .......................................  10-5
  10.19     Scrutineers ..................................................  10-5
  10.20     Votes to Govern ..............................................  10-5
  10.21     Show of Hands ................................................  10-5
  10.22     Ballots ......................................................  10-6
  10.23     Votes on Ballots .............................................  10-6
  10.24     Adjournment ..................................................  10-6
  10.25     Quorum .......................................................  10-6
  10.26     Only One Shareholder .........................................  10-6

ARTICLE ELEVEN SHARES AND TRANSFERS ......................................  11-1

  11.01     Issuance .....................................................  11-1
  11.02     Commissions ..................................................  11-1
  11.03     Share Certificates ...........................................  11-1
  11.04     Transfer Agent ...............................................  11-2
  11.05     Transfer of Shares ...........................................  11-2
  11.06     Defaced, Destroyed, Stolen or Lost Certificates ..............  11-2
  11.07     Joint Shareholders ...........................................  11-2
  11.08     Deceased Shareholders ........................................  11-3

ARTICLE TWELVE DIVIDENDS .................................................  12-1

  12.01     Declaration of Dividends .....................................  12-1
  12.02     Joint Shareholders ...........................................  12-1
  12.03     Dividends from Funds Derived from Operations .................  12-1

ARTICLE THIRTEEN RECORD DATES ............................................  13-1

  13.01     Fixing Record Dates ..........................................  13-1
  13.02     No Record Date Fixed .........................................  13-1
  13.03     Notice of Record Date ........................................  13-1
  13.04     Effect of Record Date ........................................  13-1

ARTICLE FOURTEEN CORPORATE RECORDS AND INFORMATION .......................  14-1

  14.01     Keeping of Corporate Records .................................  14-1
  14.02     Access to Corporate Records ..................................  14-2
  14.03     Copies of Certain Corporate Records ..........................  14-2
  14.04     Report to Shareholders .......................................  14-2
  14.05     No Discovery of Information ..................................  14-2
  14.06     Conditions for Inspection ....................................  14-2

ARTICLE FIFTEEN NOTICES ..................................................  15-1

  15.01     Method of Giving .............................................  15-1
  15.02     Shares Registered in More Than One Name ......................  15-1
  15.03     Persons Becoming Entitled by Operation of Law ................  15-1
  15.04     Deceased Shareholder .........................................  15-1
  15.05     Signature to Notice ..........................................  15-2
  15.06     Proof of Service .............................................  15-2
  15.07     Computation of Time ..........................................  15-2
  15.08     Waiver of Notice .............................................  15-2

                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of IMI INTERNATIONAL MEDICAL INNOVATIONS INC.
                        (herein called the "Corporation")

        BE IT PASSED AND MADE as a by-law of the Corporation as follows:

                                  ARTICLE ONE
                                  -----------
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.01  Definitions
      -----------

      In this by-law, unless there is something in the subject matter or context inconsistent therewith,

      (i) "Act" means the Canada Business Corporations Act, as amended or re-enacted from time to time, and includes the regulations made pursuant thereto;

      (ii) "affiliate" means an affiliated body corporate, and one body corporate shall be deemed to be affiliated with another body corporate if, but only if, one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person;

      (iii) "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival, letters patent, supplementary letters patent, a special Act and any other instrument by which the Corporation is incorporated;

      (iv)    "auditor" means the auditor of the Corporation;

      (v)     "board" means the board of directors of the Corporation;

      (vi)    "by-law" means a by-law of the Corporation;

      (vii) "Chairman of the Board", "President", "Vice-President, "Secretary", "Treasurer", "General Manager", "Assistant Secretary", "Assistant Treasurer" or any other officer means such officer of the Corporation;

      (viii) "committee" means a committee appointed pursuant to section 4.01 of this bylaw;

      (ix)    "director" means a director of the Corporation;

                                      1-1

      (x) "day" means a clear day and a period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday;

      (xi)    "employee" means an employee of the Corporation or its subsidiary;

      (xii) "number of directors" means the number of directors set out in the articles or, where a minimum and maximum number of directors is set out in the articles, the number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors;

      (xiii)  "officer" means an officer of the Corporation;

      (xiv) "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator or other legal representative;

      (xv)    "resident Canadian" means an individual who is,

              (A)  a Canadian citizen ordinarily resident in Canada,

              (B) a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed by the Act for the purposes of the definition of "resident Canadian", or

              (C) a permanent resident within the meaning of the Immigration Act of Canada and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

      (xvi)   "shareholder" means a shareholder of the Corporation;

      (xvii)  "special resolution" means a resolution that is

              (A) submitted to a special meeting of the shareholders of the Corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at such meeting by at least two-thirds of the votes cast, or

              (B) consented to in writing by each shareholder of the Corporation entitled to vote at such a meeting or his attorney authorized in writing;

      (xviii) "subsidiary" means in relation to another body corporate, a body corporate which

                                      1-2

              (A)  is controlled by

                   (1)   that other, or

                   (2) that other and one or more bodies corporate each of which is controlled by that other, or

                   (3) two or more bodies corporate each of which is controlled by that other; or

              (B) is a subsidiary of a body corporate that is that other's subsidiary;

      (xix)   "shareholder" means a shareholder of the Corporation;

      (xx)    "special resolution" means a resolution that is

              (A) submitted to a special meeting of the shareholders of the Corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at such meeting by at least two-thirds of the votes cast, or

              (B) consented to in writing by each shareholder of the Corporation entitled to vote at such a meeting or his attorney authorized in writing;

      (xxi) "subsidiary" means in relation to another body corporate, a body corporate which

              (A)  is controlled by

                   (1)   that other, or

                   (2) that other and one or more bodies corporate each of which is controlled by that other, or

                   (3) two or more bodies corporate each of which is controlled by that other; or

              (B) is a subsidiary of a body corporate that is that other's subsidiary;

1.02  Interpretation
      --------------

      In each by-law and resolution, unless there is something in the subject matter or context inconsistent therewith, the singular shall include the plural and the plural shall include the singular and the masculine shall include the feminine. Wherever reference is made in this or any other by-law or in any special resolution to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment to or re-enactment of such statute or section, as the case may be.

                                      1-3
the time at which he first became eligible to apply for Canadian citizenship;

1.03  Headings and Table of Contents
      ------------------------------

      The headings and table of contents in this by-law are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of this bylaw.

                                      1-4

                                   ARTICLE TWO
                                   -----------
                                     GENERAL
                                     -------

2.01  Registered Office
      -----------------

      The Corporation may by resolution of the directors change the location of its registered office within the municipality or geographic township specified in the articles.

2.02  Corporate Seal
      --------------

      The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the directors.

2.03  Financial Year
      --------------

      The directors may by resolution fix the financial year-end of the Corporation and the directors may from time to time by resolution change the financial year end of the Corporation.

2.04  Execution of Documents
      ----------------------

      (a) Instruments in writing requiring execution by the Corporation may be signed on behalf of the Corporation by

      (i)    the Chairman of the Board,

      (ii)   the President,

      (iii) any two persons, one of whom holds the office of Vice-President or director, and the other of whom holds one of the said offices or the office of Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, or

      (iv)   any two directors,

      and all instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board may from time to time by resolution appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign Instruments in writing generally or to sign specific instruments in writing.

      (b) The corporate seal of the Corporation (if any) may be affixed to instruments in writing signed as aforesaid by any person authorized to sign the same or at the direction of any such person.

      (c) The term "instruments in writing" as used herein shall include deeds, contracts, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment

                                      2-1
of money or other obligations, cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, conveyances, transfers and assignments of shares, instruments of proxy, powers of attorney, stocks, bonds, debentures or other securities or any paper writings.

      (d) Subject to the provisions of section 11.04 hereof, the signature or signatures of an officer or director, person or persons appointed as aforesaid by resolution of the directors, may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all instruments in writing executed or issued by or on behalf of the Corporation and all instruments in writing on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such instruments in writing.

2.05  Resolutions in Writing
      ----------------------

      (a) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or such committee of directors.

      (b) A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or representations in writing are submitted by the auditor in accordance with the Act.

      (c) Where the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

2.06  Divisions
      ---------

      The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board or any person authorized by the board may authorize, upon such basis as may be considered appropriate in each case:

      (i) the further division of the business and operations of any such division into subunits and the consolidation of the business and operations of any such divisions or sub-units;

      (ii) the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; and

the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to

                                      2-2

      (iii) such officer's rights under any employment contract or in law, provided that any such officer shall not, as such, be an officer of the Corporation.

                                      2-3

                                  ARTICLE THREE
                                  -------------
                                    DIRECTORS
                                    ---------

3.01  General
      -------

      The directors shall manage or supervise the management of the business and affairs of the Corporation.

3.02  Qualification
      -------------

      (a) The following persons are disqualified from being a director:

      (i)    a person who is less than eighteen (18) years of age,

      (ii) a person who is of unsound mind and has been so found by a court in Canada or elsewhere,

      (iii)  a person who is not an individual, and

      (iv)   a person who has the status of bankrupt.

      (b) Unless the articles otherwise provide, a director is not required to hold shares issued by the Corporation.

      (c) Unless the Corporation is a non-resident corporation, a majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

3.03  Election
      --------

      Subject to the provisions of the Act the directors shall be elected at the first meeting of shareholders and at each succeeding annual meeting of the shareholders.

3.04  Fixing Number of Directors
      --------------------------

      If the articles provide for a minimum and maximum number of directors, the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by specia1 resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors.

3.05  Term of Office
      --------------

      Subject to the provisions of the articles, the term of office of a director not elected for an expressly stated term shall commence at the close of the meeting of shareholders at which he is

                                      3-1
elected and shall terminate at the close of the first annual meeting of shareholders following his election. If an election of directors is not held at the proper time the incumbent directors continue in office until their successors are elected.

3.06  Ceasing to Hold Office
      ----------------------

      A director ceases to hold office when

      (i)    he dies or, subject to section 3.07 of this bylaw, he resigns;

      (ii) he is removed from office in accordance with the provisions of the Act or the bylaws; or

      (iii) he becomes disqualified from being a director under the Act or by-laws.

3.07  Resignation of a Director
      -------------------------

      A director may resign his office as a director by giving to the Corporation his written resignation, which resignation shall become effective at the later of

      (i) the time at which such resignation is received by the Corporation, or

      (ii)   the time specified in the resignation.

3.08  Removal
      -------

      Subject to the provisions of the Act, the shareholders may by resolution at an annual or special meeting of shareholders remove any director or directors from office and may by resolution at such meeting elect any person to fill the vacancy created by the removal of such director, failing which the vacancy created by the removal of such director may be filled by the directors.

3.09  Vacancies
      ---------

      (a) Subject to the provisions of the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from

      (i) an increase in the number of directors or in the maximum number of directors, as the case may be, or

      (ii) a failure to elect the number of directors required to be elected at any meeting of shareholders.

      (b) A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

                                      3-2

      (c) If there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or by section 3.04 hereof, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

      (d) Subject to the articles or by-laws, where there is a vacancy or vacancies on the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.10  Remuneration
      ------------

      Subject to the articles and the by-laws, the directors may fix the remuneration of the directors, officers and employees of the Corporation.

3.11  Power to Borrow
      ---------------

      Unless the articles or by-laws otherwise provide, the directors may without authorization of the shareholders from time to time

      (i)    borrow money upon the credit of the Corporation;

      (ii)   issue, reissue, sell or pledge debt obligations of the Corporation;

      (iii) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

3.12  Delegation of Power to Borrow
      -----------------------------

      Unless the articles or by-laws otherwise provide, the directors may by resolution delegate any or all of the powers referred to in section 3.11 of this by-law to a director, a committee or an officer.

                                      3-3

                                  ARTICLE FOUR
                                  ------------
                                   COMMITTEES
                                   ----------

4.01  Appointment
      -----------

      Subject to the Act, the articles or the by-laws, the directors may appoint from their number one or more committees and may by resolution delegate to any such committee any of the powers of the directors.

4.02  Canadian Membership
      -------------------

      Except as allowed by the Act, a majority of the members of any committee appointed by the directors shall be resident Canadians.

4.03  Provisions Applicable
      ---------------------

      The following provisions shall apply to any committee appointed by the directors:

      (i) unless otherwise provided by resolution of the directors, each member of a committee shall continue to be a member thereof until the expiration of his term of office as a director;

      (ii) the directors may from time to time by resolution specify which member of a committee shall be the chairman thereof and, subject to the provisions of section 4.01 of this by-law, may by resolution modify, dissolve or reconstitute a committee and make such regulations with respect to and impose such restrictions upon the exercise of the powers of a committee as the directors think expedient;

      (iii) the meetings and proceedings of a committee shall be governed by the provisions of the by-laws of the Corporation for regulating the meetings and proceedings of the board so far as the same are applicable thereto and are not superseded by any regulations or restrictions made or imposed by the directors pursuant to the foregoing provisions hereof;

      (iv) subject to subsection (v) hereof, no business shall be transacted at any meeting of a committee unless a majority of the members of such committee present are resident Canadians;

      (v) business may be transacted at any meeting of a committee where a majority of resident Canadian directors is not present if,

            (A) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

            (B) a majority of resident Canadian directors would have been present had that director been present at the meeting;

                                      4-1

      (vi) the members of a committee as such shall be entitled to such remuneration for their services as members of a committee as may be fixed by resolution of the directors, who are hereby authorized to fix such remuneration;

      (vii) unless otherwise provided by resolution of the board, the Secretary of the Corporation shall be the secretary of any committee;

      (viii) subject to the provisions of section 4.02 of this by-law, the directors shall fill vacancies in a committee by appointment from among their number; and

      (ix) unless otherwise provided by resolution of the board, meetings of a committee may be convened by the direction of any member thereof.

                                       4-2

                                  ARTICLE FIVE
                                  ------------
                              MEETINGS OF DIRECTORS
                              ---------------------

5.01  Place of Meetings
      -----------------

      Meetings of the board and of any committee may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board and a majority of the meetings of any committee need not be held within Canada.

5.02 Calling of Meetings
     -------------------

      A meeting of the board may be called at any time by the Chairman of the Board or any two of the directors and the Secretary shall cause notice of a meeting of directors to be given when so directed by any such person or persons.

5.03 Notice of Meetings
     ------------------

      (a) Notice of any meeting of the board specifying the time and, except where the meeting is to be held as provided for in section 5.06 of this by-law, the place for the holding of such meeting shall be given in accordance with the terms of section 15.01 hereof to every director not less than two days before the date of the meeting.

      (b) Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

      (c) Meetings of the board may be held at any time without formal notice if all the directors are present or if all the directors who are not present, in writing or by cable, telegram or any form of transmitted or recorded communication, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after such meeting. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.04  Regular Meetings
      ----------------

      The board may by resolution fix a day or days in any month or months for the holding of regular meetings at a time and place specified in such resolution. A copy of any resolution of the board specifying the time and place for the holding of regular meetings of the board shall be sent to each director at least two days before the first of such regular meetings and no other notice shall be required for any of such regular meetings.

5.05  First Meeting of New Board
      --------------------------

      For the first meeting of the board to be held immediately following the election of directors at an annual or other meeting of the shareholders or for a meeting of the board at which

                                      5-1
a director is appointed to fill a vacancy in the board, no notice need be given to the newly elected or appointed director or directors.

5.06  Participation by Telephone
      --------------------------

      If all the directors present at or participating in the meeting consent, a meeting of the board or of a committee may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present in person at that meeting for the purposes of the Act and this by-law.

5.07  Chairman
      --------

      The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and who is present at the meeting: Chairman of the Board, President or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

5.08  Quorum
      ------

      (a) Subject to the articles and the by-laws, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of the board, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be.

      (b) Subject to subsection 5.08(c) hereof, directors, other than directors of a non-resident corporation, shall not transact business at a meeting of directors unless a quorum of the board is present and a majority of the directors present are resident Canadians.

      (c) Directors may transact business at a meeting of directors where a majority of resident Canadian directors is not present if,

      (i) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

      (ii) a majority of resident Canadian directors would have been present had that director been present at the meeting.

5.09  Voting
      ------

      All questions arising at any meeting of the board shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall not have, in addition to his original vote, a second or casting vote.

                                      5-2

5.10  Auditor
      -------

      The auditor shall be entitled to attend at the expense of the Corporation and be heard at meetings of the board on matters relating to his duties as auditor.

                                      5-3

                                   ARTICLE SIX
                                   -----------
                   STANDARD OF CARE OF DIRECTORS AND OFFICERS
                   ------------------------------------------

6.01  Standard of Care
      ----------------

      Every director and officer in exercising his powers and discharging his duties shall,

(i) act honestly and in good faith with a view to the best interests of the Corporation; and

(ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.02  Liability for Acts of Others
      ----------------------------

      Subject to the provisions of section 6.01 of this by-law, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining it any receipts or acts for conformity or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

                                      6-1

                                 ARTICLE SEVEN
                                 -------------
                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS
                  --------------------------------------------

7.01  Indemnification by Corporation
      ------------------------------

      (a) The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

      (i) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation may from time to time enter into agreements pursuant to which the Corporation agrees to indemnify one or more persons in accordance with the provisions of this section.

      (b) The Corporation shall, subject to the approval of the Ontario Court (General Division), indemnify a person referred to in subsection 7.0 1(a) of this by-law in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in clauses 7.0l(a)(i) and 7.0l(a)(ii) of this by-law.

      (c) Notwithstanding anything in this Article, a person referred to in subsection 7.01(a) of this by-law is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity

      (i) was supstantially successful on the merits in his defence of the action or proceeding, and

      (ii) fulfils the conditions set out in clauses 7.01(a)(i) and 7.01(a)(ii) of this by law.

7.02  Insurance
      ---------

      The Corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 7.0 1(a) of this by-law against any liability incurred by him

                                      7-1

      (i) in his capacity as a director or officer, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation, or

      (ii) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

7.03  Directors' Expenses
      -------------------

      The directors shall be reimbursed for their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties and no confirmation by the shareholders of any such reimbursement shall be required.

7.04  Performance of Services for Corporation
      ---------------------------------------

      Subject to Article 8 of this by-law, if any director or officer shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

                                      7-2

                                 ARTICLE EIGHT
                                 -------------
                 INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS
                 -----------------------------------------------

8.01  Disclosure of Interest
      ----------------------

A     director or officer who,

(i) is a party to a material contract or transaction or proposed material contract or transaction with the Corporation; or

(ii) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation,

shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest.

8.02  Time of Disclosure by Director
      ------------------------------

      The disclosure required by section 8.01 of this by-law shall be made, in the case of a director,

(i) at the meeting at which a proposed contract or transaction is first considered;

(ii) if the director was not then interested in a proposed contract or transaction, at the first meeting after he becomes so interested;

(iii) if the director becomes interested after a contract is made or a transaction is entered into, at the first meeting after he becomes so interested; or

(iv) if a person who is interested in a contract or transaction later becomes a director, at the first meeting after he becomes a director.

8.03  Time of Disclosure by Officer
      -----------------------------

      The disclosure required by section 8.01 of this by-law shall be made, in the case of an officer who is not a director,

(i) forthwith after he becomes aware that the contract or transaction or proposed contract or transaction is to be considered or has been considered at a meeting of directors;

(ii) if the officer becomes interested after a contract is made or a transaction is entered into, forthwith after he becomes so interested; or

(iii) if a person who is interested in a contract or transaction later becomes an officer, forthwith after he becomes an officer.

                                      8-1

8.04  Time of Disclosure in Extraordinary Cases
      -----------------------------------------

      Notwithstanding sections 8.02 and 8.03 of this by-law, where section 8.01 of this by-law applies to a director or officer in respect of a material contract or transaction or proposed material contract or transaction that, in the ordinary course of the Corporation's business, would not require approval by the directors or shareholders, the director or officer shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.

8.05 Voting by Interested Director
     -----------------------------

      A director referred to in section 8.01 of this by-law shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is,

(i) an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the Corporation or an affiliate;

(ii) one relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

(iii) one for indemnity or insurance pursuant to the provisions of the Act; or

(iv)  one with an affiliate.

8.06  Nature of Disclosure
      --------------------

      For the purposes of this Article, a general notice to the directors by a director or officer disclosing that he is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made or any transaction entered into with that person, is a sufficient disclosure of interest in relation to any contract so made or transaction so entered into.

8.07  Effect of Disclosure
      --------------------

      Where a material contract is made or a material transaction is entered into between the Corporation and a director or officer of the Corporation, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest,

(i) the director or officer is not accountable to the Corporation or its shareholders for any profit or gain realized from the contract or transaction; and

(ii) the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his interest in accordance with sections 8.02, 8.03,
      8.04 or

                                      8-2

      8.06 of this by-law, as the case may be, and the contract or transaction was reasonable and fair to the Corporation at the time it was so approved.

8.08  Confirmation by Shareholders
      ----------------------------

      Notwithstanding anything in this Article, a director or officer, acting honestly and in good faith, is not accountable to the Corporation or to its shareholders for any profit or gain realized from any such contract or transaction by reason only of his holding the office of director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was approved, is not by reason only of the director's or officer's interest therein void or voidable, where,

(i) the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that purpose; and

(ii) the nature and extent of the director's or officer's interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in the information circular required pursuant to the provisions of the Act.

                                      8-3

                                  ARTICLE NINE
                                  ------------
                                    OFFICERS
                                    --------

9.01  Officers
      --------

      Subject to the articles and the by-laws, the board may, annually or as often as may be required, by resolution appoint a Chairman of the Board, a President and a Secretary. In addition, the board may from time to time by resolution appoint such other officers as the board determines to be necessary or advisable in the interests of the Corporation, which officers shall, subject to the Act, have such authority and perform such duties as may from time to time be prescribed by resolution of the board. None of the said officers, other than the Chairman of the Board, need be a member of the board. Any two or more offices of the Corporation may be held by the same person, except those of President and Vice-President. If the same person holds both the office of Secretary and the office of Treasurer, he may be known as Secretary-Treasurer.

9.02  Appointment of President, Chairman of the Board and Secretary
      -------------------------------------------------------------

      At the first meeting of the board after each annual meeting of shareholders, the board shall appoint a Chairman of the Board, a President and a Secretary. In default of such appointment, the then incumbent shall hold office until his successor is appointed.

9.03  Remuneration and Removal of Officers
      ------------------------------------

      The remuneration of all officers shall be determined from time to time by the board. The fact that any officer is a director or shareholder shall not disqualify him from receiving such remuneration as may be so determined. All officers shall be subject to removal by resolution of the board at any time.

9.04  Duties of Officers may be Delegated
      -----------------------------------

      In case of the absence or inability to act of the Chairman of the Board or the President, or any other officer of the Corporation, or for any other reason that the board may deem sufficient, the board may delegate the powers of such officer to any other officer or to any director for the time being.

9.05  Chairman of the Board
      ---------------------

      The Chairman of the Board shall, if present, preside at all meetings of directors and shareholders. He shall sign all instruments which require his signature and shall perform all duties incident to his office, and shall have such other powers and perform such other duties as may from time to time be prescribed by resolution of the board.

9.06  President
      ---------

      The President shall sign all instruments which require his signature and shall perform all duties incident to his office, and shall have such other powers and perform such other duties as may from time to time be prescribed by resolution of the board.

                                      9-1

9.07  General Manager
      ---------------

      The General Manager shall have such authority to manage the business of the Corporation and perform such duties as may from time to time be prescribed by resolution of the board.

9.08 Vice-President
     --------------

      During the President's absence or inability or refusal to act, the President's duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority or designation (as determined by the board), except that no Vice-President shall preside at a meeting of the board unless he is a director. A Vice-President shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.09  Secretary
      ---------

      The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of any committee. He shall enter or cause to be entered in the books kept for that purpose minutes of all proceedings at meetings of directors and of shareholders. He shall be the custodian of the seal (if any) of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation. The Secretary shall have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.10  Treasurer
      ---------

      The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such depositary or depositaries as the board may by resolution direct. He shall at all reasonable times exhibit his books and accounts to any director upon application at the office of the Corporation during business hours. He shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office or that are properly required of him by resolution of the board. He may be required to give such bond for the faithful performance of his duties as the board in its uncontrolled discretion may require but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided. The Treasurer shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.11  Assistant Secretary and Assistant Treasurer
      -------------------------------------------

      (a) During the Secretary's absence or inability or refusal to act, the Assistant Secretary shall perform all the duties of the Secretary. The Assistant Secretary shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

                                      9-2

      (b) During the Treasurer's absence or inability or refusal to act, the Assistant Treasurer shall perform all the duties of the Treasurer. The Assistant Treasurer shall also have such other authority and perform such other duties as may from time to time be prescribed by resolution of the board.

9.12  Delegation of Board Powers
      --------------------------

      In accordance with the by-laws and subject to the provisions of the Act, the board may from time to time by resolution delegate to any officer or officers power to manage the business and affairs of the Corporation.


9.13  Vacancies
      ---------

      If any office of the Corporation shall for any reason be or become vacant, the directors by resolution may appoint a person to fill such vacancy.


9.14  Variation of Powers and Duties
      ------------------------------

      Notwithstanding the foregoing, the board may from time to time and subject to the provisions of the Act, add to or limit the powers and duties of an office or of an officer occupying any office.


9.15 Chief Executive Officer
     -----------------------

      (a) The board may by resolution designate any one of the officers (including the Chairman of the Board, if any) as the Chief Executive Officer of the Corporation and may from time to time by resolution rescind any such designation and designate another officer as the Chief Executive Officer of the Corporation.

      (b) The officer designated as the Chief Executive Officer of the Corporation pursuant to subsection (a) of this section shall exercise general supervision over the affairs of the Corporation.

                                      9-3

                                  ARTICLE TEN
                                  -----------
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

10.01 Calling of Meetings
      -------------------

      A meeting of shareholders may be called at any time by resolution of the board or by the Chairman of the Board or by the President, and the Secretary shall cause notice of a meeting of shareholders to be given when directed so to do by resolution of the board or by the Chairman of the Board or by the President.

10.02 Annual Meeting
      --------------

      Subject to the provisions of the Act, the Corporation shall hold an annual meeting of shareholders not later than eighteen (18) months after the Corporation comes into existence and subsequently not later than fifteen (15) months after holding the last preceding annual meeting for the purpose of considering the financial statements and the auditor's report, electing directors and appointing auditors.

10.03 Special Meeting
      ---------------

      Subject to the provisions of the Act, a special meeting of shareholders may be called at any time and may be held in conjunction with an annual meeting of shareholders.

10.04 Place of Meetings
      -----------------

      Subject to the articles, a meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

10.05 Notice
      ------

      Notice of the time and place of each meeting of shareholders shall be given not less than twenty-one (21) days and not more than fifty (50) days, before the date of the meeting to each director, to the auditor and to each shareholder entitled to vote at such meeting. A notice of a meeting is not required to be sent to shareholders who were not registered on the records of the Corporation or its transfer agent on the record date determined under subsection 10.09(a) of this by-law but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

10.06 Contents of Notice
      ------------------

      The notice of a meeting of shareholders shall state the day, hour and place of the meeting, and shall state or be accompanied by a statement of

(i) the nature of any special business to be transacted at the meeting in sufficient detail to permit a shareholder to form a reasoned judgment thereon, and

                                      10-1

(ii) the text of any special resolution or by-law to be submitted to the meeting.

      For the purposes of this section "special business" includes all business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor.

10.07 Waiver of Notice
      ----------------

      A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.08 Notice of Adjourned Meetings
      ----------------------------

      (a) If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.

      (b) If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.09 Record Date for Notice
      ----------------------

      (a) The directors may by resolution fix in advance a time and date as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders, which record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held. Where no such record date for the determination of the shareholders entitled to notice of a meeting of the shareholders is fixed by the directors as aforesaid, such record date shall be,

      (i) at the close of business on the day immediately preceding the day on which notice of such meeting is given, or

      (ii)  if no notice is given, the day on which the meeting is held;

      (b) If a record date is fixed pursuant to subsection (a) of this section, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, in accordance with section 13.03 hereof.

                                      10-2

10.10 Omission of Notice
      ------------------

      Subject to the provisions of the Act, the accidental omission to give notice of any meeting of shareholders to any person entitled thereto or the non-receipt of any notice by any such person shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

10.11 List of Shareholders
      --------------------

    (a) The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

      (i) if a record date is fixed under subsection 10.09(a) of this by-law not later than ten days after such record date; or

      (ii)  if no record date is fixed,

            (A) at the close of business on the day immediately preceding the day on which notice is given, or

            (B) where no notice is given, on the day on which the meeting is held.

     (b) A shareholder may examine the list of shareholders,

      (i) during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained, and

      (ii)  at the meeting of shareholders for which the list was prepared.

10.12 Shareholders Entitled to Vote
      -----------------------------

    (a) Where the Corporation fixes a record date under subsection 10.09(a) of this by-law, a person named in the list prepared under section 10.11 of this by-law is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that,

      (i)   the person has transferred any of his shares after the record date;
            and

      (ii)  the transferee of those shares,

            (A)   produces properly endorsed share certificates, or

            (B)   otherwise establishes that he owns the shares,

and demands, not later than ten days before the meeting, or such shorter period before the meeting as the by-laws of the Corporation may provide, that his name be included in the list before the meeting, in which case the transferee is entitled to vote such shares at the meeting.

    (b) Where the Corporation does not fix a record date under subsection 10.09(a) of this by-law a person named in the list prepared under section 10.11 is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that,

                                      10-3

      (i) the person has transferred any of his shares after the date on which the list referred to in section 10.11 of this by-law is prepared; and

      (ii)  the transferee of those shares,

            (A)   produces properly endorsed share certificates, or

            (B)   otherwise establishes that he owns the shares,

and demands not later than ten days before the meeting, or such shorter period before the meeting as the by-laws of the Corporation may provide, that his name be included in the list before the meeting, in which case the transferee is entitled to vote such shares at the meeting.

10.13 Persons Entitled to be Present
      ------------------------------

      The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and the President, the Secretary, the directors, the scrutineer or scrutineers and the auditor and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.14 Proxies
      -------

      (a) Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder, or one or more alternate proxy holders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

      (b) A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall conform with the requirements of the Act.

10.15 Revocation of Proxies
      ---------------------

      A shareholder may revoke a proxy

(i) by depositing an instrument in writing executed by him or by his attorney authorized in writing,

      (A) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or

      (B) with the chairman of the meeting on the day of the meeting or an adjournment thereof; or

(ii)  in any other manner permitted by law.

                                      10-4

10.16 Deposit of Proxies
      ------------------

      The directors may by resolution fix a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

10.17 Joint Shareholders
      ------------------

      Where two (2) or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two (2) or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

10.18 Chairman and Secretary
      ----------------------

      (a) The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President, Managing Director or, in the absence of the aforesaid officers, a Vice-President who is a director. If there is no such officer or if at a meeting none of them is present within fifteen (15) minutes after the time appointed for the holding of the meeting the shareholders present shall choose a person from their number to be the chairman.

      (b) The Secretary shall be the secretary of any meeting of shareholders, but if the Secretary is absent, the chairman shall appoint some person who need not be a shareholder to act as secretary of the meeting.

10.19 Scrutineers
      -----------

      The chairman of any meeting of shareholders may appoint one or more persons to act as scrutineer or scrutineers at such meeting and in that capacity to report to the chairman such information as to attendance, representation, voting and other matters at the meeting as the chairman shall direct.

10.20 Votes to Govern
      ---------------

      At all meetings of shareholders every question shall, unless otherwise required by law, the articles, the by-laws, or a unanimous shareholder agreement, be determined by the majority of the votes duly cast on the question. In case of an equality of votes, the chairman presiding at the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

10.21 Show of Hands
      -------------

      At all meetings of shareholders, every question submitted to the meeting shall be decided by a show of hands unless a ballot thereon is required by the chairman or is demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person

                                      10-5
present who is either a shareholder entitled to vote or the duly appointed proxy holder of such a shareholder shall have one vote. Before or after a vote by a show of hands has been taken upon any question, the chairman may require, or any shareholder or proxyholder present and entitled to vote may demand, a ballot thereon. Unless a ballot is demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

10.22 Ballots
      -------

      If a ballot is required by the chairman of the meeting or is duly demanded by any shareholder or proxyholder and the demand is not withdrawn, a ballot upon the question shall be taken in such manner and at such time as the chairman of the meeting shall direct.

10.23 Votes on Ballots
      ----------------

      Unless the articles otherwise provide, upon a ballot each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the ballot shall be the decision of the meeting.

10.24 Adjournment
      -----------

      The chairman presiding at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place and, subject to the provisions of the Act and subsection 10.08(b) of this by-law no notice of such adjournment or of the adjourned meeting need be given to the shareholders. Subject to the provisions of the Act, any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such meeting.

10.25 Quorum
      ------

      At any meeting of shareholders, two (2) individuals present in person, each of whom is either a shareholder entitled to attend and vote at such meeting or the proxyholder of such a shareholder appointed by means of a valid proxy, shall be a quorum for the choice of a chairman (if required) and for the adjournment of the meeting. For all other purposes a quorum for any meeting of shareholders (unless a greater number of shareholders and/or a greater number of shares are required by the Act or by the articles or the by-laws) shall be two
(2) individuals present in person, each of whom is either a shareholder entitled to attend and vote at such meeting or the proxyholder of such a shareholder appointed by means of a valid proxy, holding or representing by proxy not less than 5% of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting of shareholders while the requisite quorum is not present.

10.26 Only One Shareholder
      --------------------

      Where the Corporation has only one shareholder, or only one holder of any class or series of shares, that shareholder present in person or by proxy constitutes a meeting.

                                      10-6

                                 ARTICLE ELEVEN
                                 --------------
                              SHARES AND TRANSFERS
                              --------------------

11.01 Issuance
      --------

      Subject to the provisions of the Act and the articles, shares of the Corporation may be issued at such time and to such persons and for such consideration as the directors may by resolution determine, but no share shall be issued until it is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

11.02 Commissions
      -----------

      The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

11.03 Share Certificates
      ------------------

      (a) Every shareholder is entitled at his option to a share certificate or to a non-transferable written acknowledgement of his right to obtain a share certificate from the Corporation, stating the number and class of shares and the designation of any series of shares held by him.

      (b) Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall (subject to compliance with the provisions of the Act) be in such form as the directors may from time to time by resolution approve and, unless otherwise provided by resolution of the board, such certificates and acknowledgements shall be signed by

          (i) the Chairman of the Board, the President or a Vice-President, and

          (ii) the Secretary or an Assistant Secretary holding office at the time of signing,

and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate or acknowledgement and notwithstanding that the Chairman of the Board, the President, Vice-President, Secretary or Assistant Secretary signing may not have held office at the date of the issuance of such certificate or acknowledgment, any such certificate or acknowledgement so signed shall be valid and binding upon the Corporation.

      (c) Notwithstanding the provisions of section 2.04 of this by-law, the signature of the Chairman of the Board, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates and acknowledgements for shares of the Corporation, and certificates and acknowledgements so signed shall be deemed to have been manually signed by the Chairman of the Board, the President or a Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid as if they had been signed manually. Where the Corporation has appointed a

                                      11-1
transfer agent pursuant to subsection 11.05(a) of this by-law the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced, and when countersigned by or on behalf of a transfer agent, share certificates and acknowledgements so signed shall be as valid as if they had been signed manually.

11.04 Transfer Agent
      --------------

      (a) For each class of securities and warrants issued by it, the Corporation may, from time to time, appoint or remove

          (i) a trustee, transfer agent or other agent to keep the securities register and the register of transfers and one or more persons or agents to keep branch registers; and

          (ii) a registrar, trustee or agent to maintain a record of issued security certificates and warrants;

          (iii) and the person or persons appointed pursuant to this subsection shall be referred to in this by-law as a "transfer agent".

      (b) Subject to compliance with the provisions of the Act, the directors may by resolution provide for the transfer and the registration of transfers of shares of the Corporation in one or more places. A transfer agent shall keep all necessary books and registers of the Corporation for the registration and transfer of such shares of the Corporation. All share certificates issued by the Corporation for shares for which a transfer agent has been appointed as aforesaid shall be countersigned by or on behalf of the said transfer agent.

11.05 Transfer of Shares
      ------------------

      Shares of the Corporation shall be transferable on the books of the Corporation in accordance with the applicable provisions of the Act.

11.06 Defaced, Destroyed, Stolen or Lost Certificates
      -----------------------------------------------

      Where the owner of a share or shares of the Corporation claims that the certificate for such share or shares has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if such owner

(i) so requests before the Corporation has notice that shares represented by the original certificate have been acquired by a bona fide purchaser;

(ii) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and

(iii) satisfies any other reasonable requirements imposed by the Corporation.

                                      11-2

11.07 Joint Shareholders
      ------------------

      If two (2) or more persons are registered as joint holders of any share or shares, the Corporation is not bound to issue more than one share certificate in respect thereof and delivery of a share certificate to one of such persons is sufficient delivery to all of them.

11.08 Deceased Shareholders
      ---------------------

      In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register or register of transfers in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation or any of its transfer agents.

                                      11-3

                                 ARTICLE TWELVE
                                 --------------
                                    DIVIDENDS
                                    ---------

12.01 Declaration of Dividends
      ------------------------

      Subject to the provisions of the Act and the articles, the directors may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

12.02 Joint Shareholders
      ------------------

      (a) In case several persons are registered as joint holders of any share or shares of the Corporation, the cheque for any dividend payable to such joint holders shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing.

      (b) In case several persons are registered as the joint holders of any share or shares of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends on such shares and/or payments in respect of the redemption of such shares.

12.03 Dividends from Funds Derived from Operations
      --------------------------------------------

      Subject to the provisions of the Act, the Corporation may, if

(i) for the time being it carries on as its principal business the business of operating a producing mining, gas or oil property owned and controlled by it;

(ii) at least seventy-five per cent (75%) of its assets are of a wasting character; or

(iii) it was incorporated for the purpose of acquiring the assets or a substantial part of the assets of a body corporate and administering such assets for the purpose of converting them into cash and distributing the cash among the shareholders;

declare and pay dividends out of the funds derived from its operations notwithstanding that the value of the net assets of the Corporation may be thereby reduced to less than its stated capital of all classes if the payment of the dividends does not reduce the value of its remaining assets to an amount insufficient to meet all the liabilities of the Corporation, exclusive of its stated capital of all classes.

                                      12-1

                                ARTICLE THIRTEEN
                                ----------------
                                  RECORD DATES
                                  ------------

13.01 Fixing Record Dates
      -------------------

      For the purpose of determining shareholders

(i)   entitled to receive payment of a dividend;

(ii)  entitled to participate in a liquidation or distribution; or

(iii) for any other purpose except the right to receive notice of or to vote at a meeting,

the directors may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede by more than fifty (50) days the particular action to be taken.

13.02 No Record Date Fixed
      --------------------

      If no record date is fixed pursuant to section 13.01 hereof, the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

13.03 Notice of Record Date
      ---------------------

      If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed,

      (i) by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

      (ii) by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

13.04 Effect of Record Date
      ---------------------

      In every case where a record date is fixed pursuant to section 13.01 hereof in respect of the payment of a dividend, the making of a liquidation distribution or the issue of warrants or other rights to subscribe for shares or other securities, only shareholders of record at the record date shall be entitled to receive such dividend, liquidation distribution, warrants or other rights.

                                      13-1

                                ARTICLE FOURTEEN
                                ----------------
                        CORPORATE RECORDS AND INFORMATION
                        ---------------------------------

14.01 Keeping of Corporate Records
      ----------------------------

      (a) The Corporation shall prepare and maintain, at its registered office or at such other place in Ontario designated by the directors:

            (i)   the articles and the by-laws and all amendments thereto,

            (ii)  minutes of meetings and resolutions of shareholders;

            (iii) a register of directors in which are set out the names and residence addresses, while directors, including the street and number, if any, of all persons who are or have been directors with the several dates on which each became or ceased to be a director;

            (iv) a securities register in which are recorded the securities issued by the Corporation in registered form, showing with respect to each class or series of securities

                  (A)   the names, alphabetically arranged, of persons who,

                        (1) are or have been within six years registered as shareholders and the address including the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder,

                        (2) are or have been within six years registered as holders of debt obligations of the Corporation and the address including the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder, or

                        (3) are or have been within six years registered as holders of warrants of the Corporation, other than warrants exercisable within one year from the date of issue and the address including the street and number, if any, of every such person while a registered holder, and the class or series and number of warrants registered in the name of such holder; and

                  (B) the date and particulars of the issue of each security and warrant.

      (b) In addition to the records described in subsection (a) of this section, the Corporation shall prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee. The records described in this subsection shall be kept at the registered office of the Corporation or at such other place in Ontario as is

                                      14-1
designated by the directors and shall be open to examination by any director during normal business hours of the Corporation.

      (c) The Corporation shall also cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

14.02 Access to Corporate Records
      ---------------------------

      Shareholders and creditors of the Corporation and their agents and legal representatives may examine the records referred to in subsection 14.01(a) of this by-law during the usual business hours of the Corporation and may take extracts therefrom, free of charge. If the Corporation is an offering corporation, any other person may examine such records during the usual business hours of the Corporation and may take extracts therefrom upon payment of a reasonable fee.

14.03 Copies of Certain Corporate Records
      -----------------------------------

      A shareholder is entitled upon request and without charge to one copy of the articles and by-laws.

14.04 Report to Shareholders
      ----------------------

      A copy of the financial statements of the Corporation, a copy of the auditor's report, if any, to the shareholders and a copy of any further information respecting the financial position of the Corporation and the results of its operations required by the articles or the by-laws which are to be placed before an annual meeting of shareholders pursuant to the Act shall be sent to each shareholder not less than twenty-one (21) days or before the signing of a resolution in accordance with the Act in lieu of such annual meeting, except to a shareholder who has informed the Corporation in writing that he does not wish to receive a copy of those documents.

14.05 No Discovery of Information
      ---------------------------

      Except as specifically provided for in this Article, and subject to all applicable law, no shareholder shall be entitled to or to require discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors would be inexpedient or inadvisable in the interests of the Corporation to communicate to the public.

14.06 Conditions for Inspection
      -------------------------

         The board may from time to time by resolution determine whether and to what extent and at what times and place and under what conditions or regulations the accounts and books of the Corporation or any of them shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as specifically provided for in this Article or as otherwise provided for by statute or as authorized by resolution of the board.

                                      14-2

                                ARTICLE FIFTEEN
                                ---------------
                                     NOTICES
                                     -------

15.01 Method of Giving
      ----------------

      Any notice, communication or other document to be sent or given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently sent and given if delivered personally to the person to whom it is to be given or if delivered to his last address as shown in the records of the Corporation or its transfer agent or if mailed by prepaid ordinary mail or air mail in a sealed envelope addressed to him at his last address as shown on the records of the Corporation or its transfer agent or if sent by any means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been sent and given when it is delivered personally or delivered at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been sent and given on the day it is deposited in a post office or public letter box and shall be deemed to be received by the addressee on the fifth day after such mailing. A notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication corporation or agency or its representative for dispatch.

15.02 Shares Registered in More Than One Name
      ---------------------------------------

      All notices or other documents with respect to any shares of the Corporation registered in the names of two or more persons as joint shareholders shall be addressed to all of such persons and sent to the address or addresses for such persons as shown in the records of the Corporation or its transfer agent but notice to one of such persons shall be sufficient notice to all of them.

15.03 Persons Becoming Entitled by Operation of Law
      ---------------------------------------------

      Subject to the provisions of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares of the Corporation shall be bound by every notice or other document in respect of such share or shares which previous to his name and address being entered on the records of the Corporation shall be duly given to the person or persons from whom he derives his title to such share or shares.

15.04 Deceased Shareholder
      --------------------

      Any notice or document delivered or sent by mail or left at the address of any shareholder as such address appears on the records of the Corporation shall, notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his death, be deemed to have been duly given or served in respect of the shares whether held solely or jointly with other persons by such shareholder until some other person is entered in his stead on the records of the Corporation as the holder or one of the joint holders thereof and such service of such notice shall for all purposes be deemed a sufficient service of such notice or document on

                                      15-1
his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

15.05 Signature to Notice
      -------------------

      The signature, if any, to any notice to be given by the Corporation may be written, stamped, typewritten, printed or otherwise mechanically reproduced in whole or in part.

15.06 Proof of Service
      ----------------

      A certificate of the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer or of any other officer in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the delivery or mailing or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall, in the absence of evidence to the contrary, be proof thereof.

15.07 Computation of Time
      -------------------

      Where a given number of days' notice or notice extending over any period is required to be given, the number of days or period shall be computed in accordance with the definition of "day" contained in section 1.01 of this by-law.

15.08 Waiver of Notice
      ----------------

         Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

                 PASSED AND MADE this 1st day of February, 1999.

/s/ Brent Norton                            /s/ Ron Hosking
-------------------------------------       -----------------------------------
President and Chief Executive Officer       Secretary





                                      15-2